                                  EXHIBIT 2.1


                               CARVER CORPORATION
                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

          This Series A Preferred Stock Purchase Agreement, dated as of June 12, 1996, is among Carver Corporation, a Washington corporation (the "Company"), the investors listed on Exhibit A (the "Investors") and Renwick Capital Management, Inc. The parties agree as follows:

          1.  Definitions; Certain Rules of Construction.  Certain capitalized
              ------------------------------------------
     terms are used in this Agreement with the specific meanings defined below in this Section 1. Except as otherwise explicitly specified to the contrary or unless the context clearly requires otherwise, (a) the capitalized term "Section" refers to sections of this Agreement, (c) the capitalized term "Schedule" refers to schedules to this Agreement, (d) references to a particular Section include all subsections thereof, (e) the word "including" shall be construed as "including without limitation", (f) references to a particular statute or regulation include all rules and regulations thereunder and any successor statute, regulation or rules, in each case as from time to time in effect, (g) words in the singular or plural form include the plural and singular form, respectively, and (h) references to a particular Person include such Person's successors and assigns to the extent not prohibited by this Agreement.

              1.1  "1933 Act" means the Securities Act of 1933, as amended.
                    --------

              1.2  "1934 Act" means the Securities Exchange Act of 1934, as
                    --------
     amended.

              1.3  "Certificate of Designation" means the "Certificate of
                    --------------------------
     Designation of Series A Cumulative Convertible Preferred Stock setting forth the Powers, Preferences, Rights, Qualifications, Limitations and Restrictions of Such Series of Preferred Stock of Carver Corporation," attached as Exhibit B hereto.

              1.4  "Articles of Incorporation" means the Articles of
                    -------------------------
     Incorporation of the Company, as amended and in effect from time to time.

              1.5  "Closing" is defined in Section 2.4.
                    -------

              1.6  "Common Stock" means the Company's Common Stock, $.01 par
                    ------------
     value per share.

              1.7  "Company" is defined in the preamble to this Agreement.
                    -------

              1.8  "Initial Closing" is defined in Section 2.4.1
                    ---------------

              1.9  "Investors" is defined in the preamble to this Agreement.
                    ---------



                              Page 7 of 74 Pages

              1.10  "Material Adverse Effect" means a material adverse effect
                     -----------------------
     on the Company's business as presently conducted and as proposed to be conducted, financial condition, results of operations or ability to perform its obligations under the Transaction Documents.

              1.11  "Person" means any present or future natural person or any
                     ------
     corporation, association, partnership, limited liability company, limited partnership, joint venture, joint stock or other company, business trust, trust, organization, business or government or any governmental agency or political subdivision thereof.

              1.12  "Preferred Shares" means the shares of Common Stock
                     ----------------
     issuable upon conversion of the Series A Preferred.

              1.13  "Preferred Stock" means the Company's Preferred Stock, $.01
                     ---------------
     par value per share.

              1.14  "Registration Rights Agreement" means the Registration
                     -----------------------------
     Rights Agreement dated as of June 12, 1996, as amended and in effect from time to time, among the Company and the Investors attached as Exhibit C.

              1.15  "Related Party" is defined in Section 3.19.
                     -------------

              1.16  "Securities" shall mean the Series A Preferred, the
                     ----------
     Warrants, the Preferred Shares and the Warrant Shares.

              1.17  "Series A Preferred" means the Company's Series A
                     ------------------
     Cumulative Convertible Preferred Stock, par value, $.01 per share.

              1.18  "Shares" means each of the Preferred Shares and the Warrant
                     ------
     Shares.

              1.19  "Subsequent Closing" is defined in Section 2.4.2.
                     ------------------

              1.20  "Transaction Documents" means each of (a) this Agreement,
                     ---------------------
     (b) the Registration Rights Agreement, (c) the Certificate of Designation,
     (d) the Warrant Agreement, (e) the Investment Banking Agreement in the form of Exhibit F hereto, (f) any other agreements, instruments, or documents entered into by the Company or its Subsidiaries pursuant to this Agreement;

              1.21  "Warrant Agreement" means the form of Common Stock Warrant
                     -----------------
     Agreement, dated June 12, 1996 between the Company and Renwick Capital Management, Inc. ("Warrants") to purchase up to 300,000 shares of Common Stock at prices ranging from $1.50 per share to $2.125 per share.

              1.22  "Warrant Shares" means the shares of Common Stock issuable
                     --------------
     upon exercise of the Warrants.


                              Page 8  of 74 Pages

          2.  Authorization, Sale and Purchase of Series A Preferred and
              ----------------------------------------------------------
     Warrants
     --------

              2.1  Authorization of Series A Preferred and Warrants.  The
                   ------------------------------------------------
     Company has authorized the issuance and sale of up to 1,411,764 shares of Series A Preferred and the Warrants. The rights, privileges, and preferences of the Series A Preferred are as set forth in the Certificate of Designation, a copy of which is attached hereto as Exhibit B and the Articles of Incorporation.

              2.2  Sale and Purchase of Series A Preferred.  Subject to the
                   ---------------------------------------
     terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to sell to each Investor, and each Investor severally and not jointly agrees to purchase from the Company, the number of shares of Series A Preferred to purchase the number of shares of Common Stock set forth opposite such Investor's name on Exhibit A for a purchase price of $2.125 per share of Series A Preferred.

              2.3  Issuance of Warrants.  In consideration of the time and
                   ---------------------
     efforts expended by RCM in connection with the transaction contemplated by this Agreement, the Company agrees to issue to RCM at each Closing, Warrants to acquire one share of Common Stock for every $10 invested in Series A Preferred by the Investors.

              2.4  The Closings.  The purchase and sale of the Series A
                   ------------
     Preferred and Warrants will take place at up to three closings (each a

     "Closing") at the offices of  Renwick Capital Management, Inc., 900 Third
     --------
     Avenue, New York, New York or at such other place as the parties shall mutually agree. At each Closing, the Company will deliver to each Investor a certificate or certificates, registered in each Investor's name, representing the number of shares of Series A Preferred and Warrants to be acquired by such Investor pursuant to this Agreement at such Closing, against payment of the purchase price thereof in lawful money of the United States of America by wire transfer or check payable to the Company.

                   2.4.1  Initial Closing.  The Initial Closing (the "Initial
                          ---------------                             -------
     Closing") shall take place at 12:00 noon (New York time) on June 12, 1996
     -------
     or at such other time or on such other date as the parties shall mutually agree. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties set forth herein, at the Initial Closing each Investor shall purchase the number of Series A Preferred set forth opposite such Investor's name on Exhibit A.

                   2.4.2  Subsequent Closings.  Each subsequent Closing (each a
                          -------------------
     "Subsequent Closing") shall take place at such time and on such date as the
     -------------------
     Investors shall designate, but in any event not more than 90 days after the Initial Closing.

          3.  Representations and Warranties of the Company.  In order to induce
              ---------------------------------------------
     the Investors to enter into this Agreement and to purchase the Series A Preferred hereunder, the Company hereby represents and warrants to each Investor that:


                              Pages 9 of 74 Pages

              3.1  Organization and Corporate Power.  The Company and each
                   --------------------------------
     subsidiary of the Company ("Subsidiaries") is a corporation (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and (b) qualified to do business as a foreign corporation in each jurisdiction in which such qualification is required and in which the failure to so qualify would have a Material Adverse Effect on such Person other than as set forth on Schedule 3.1. The Company and each Subsidiary have all required corporate power and authority
     (i) to own its property, (ii) to carry on its business as presently conducted or proposed to be conducted and (iii) to carry out the transactions contemplated hereby. The Company has furnished to the counsel for the Investors correct and complete copies of the charter and by-laws of the Company as amended and in effect on the date hereof.

              3.2  Authorization.  Each of the Transaction Documents has been
                   -------------
     duly executed and delivered by the Company and is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The execution, delivery and performance of each of the Transaction Documents have been duly authorized by all necessary corporate action of the Company.

              3.3  Capitalization.  After the filing of the Certificate of
                   ---------------
     Designation with the Washington Secretary of State and immediately prior to the Initial Closing, the entire authorized capital stock of the Company will consist of (i) 2,000,000 shares of Preferred Stock, of which 1,411,767 shares will be designated Series A Preferred and of which no shares will be issued and outstanding, and (ii) 20,000,000 shares of Common Stock, of which 3,687,330 shares will be issued and outstanding. The Company holds no shares of Series A Preferred and no shares of Common Stock in its treasury. When issued in accordance with the terms of this Agreement, the Series A Preferred will be duly authorized, validly issued and outstanding, fully paid and nonassessable. When issued, the Warrants will be a valid and binding obligation of the Company, enforceable in accordance with their terms. When issued, upon the conversion of the Series A Preferred, or upon the exercise of the Warrants, the Preferred Shares and the Warrant Shares, respectively, will be duly issued, fully paid and non-assessable. Other than as set forth on Schedule 3.3 and except for the securities, there are no outstanding warrants, options or other rights to purchase or acquire from the Company or exchangeable for or convertible into, any shares of Preferred Stock or Common Stock. There are no preemptive rights with respect to the issuance or sale by the Company of the Shares which have not been waived. Except as provided in the Registration Rights Agreement or as imposed by applicable securities laws, there are no restrictions on the transfer or voting of any shares of Series A Preferred or Common Stock. Other than as set forth in the Registration Rights Agreement, there are no existing rights with respect to registration under the 1933 Act of any of the Company's securities. The Company has not violated the 1933 Act or any state blue sky or securities laws in connection with the issuance of any of its securities.

              3.4  Noncontravention.  Neither the execution and the delivery of
                   ----------------
     the Transaction Documents, nor the consummation of the transactions contemplated hereby, will (i) violate any statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which


                              Page 10 of 74 Pages
     the Company or any Subsidiary is subject or any provision of the charter or bylaws of any of the Company or any Subsidiary nor (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company or any Subsidiary is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any security interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or security interest would not have a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated by the Transaction Documents. The Company need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by the Transaction Documents, which has not been given, made or obtained, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a Material Adverse Effect on the ability of the parties to consummate the transactions contemplated by this Agreement.

              3.5  Financial Statements.  Attached hereto as Exhibit G are the
                   --------------------
     following financial statements (collectively the "Financial Statements"):
     (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 for the Company; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three months ended March 31, 1996, (the "Most Recent Fiscal Month End") for the Company and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Company and its Subsidiaries as of such dates and the results of operations of the Company and its Subsidiaries for such periods; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments and lack footnotes and other presentation items.

              3.6  Absence of Certain Developments.  Except as disclosed in
                   -------------------------------
     Schedule 3.6, there has not been since the date of the Most Recent Financial Statements, any (a) change in the condition, financial or otherwise, of the Company or any Subsidiary or in the assets, liabilities, properties, or business of the Company or any Subsidiary or in the prospects of the Company or any Subsidiary, which has had or will have Material Adverse Effect, (b) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company, (c) loss, destruction or damage to any property of the Company or any Subsidiary whether or not insured, which loss will have a Material Adverse Effect, (d) labor trouble involving, or any material change in, any of their respective personnel or the terms and conditions of employment,
     (e) waiver by the Company or any Subsidiary of any valuable right, (f) loan or extension of credit by the Company or any Subsidiary to any of their respective officers or employees or (g) acquisition or disposition of any material assets (or any contract or


                              Page 11 of 74 Pages
     arrangement therefor) or any other material transaction by the Company or any Subsidiary otherwise than for fair value in the ordinary course of business.

              3.7  Legal Compliance.  Except as disclosed in Schedule 3.7, to
                   ----------------                          -----------
     the Company's knowledge, each of the Company and the Subsidiaries has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof), except where the failure to comply would not have a Material Adverse Effect.

              3.8  Title to Properties.  Except as disclosed in Schedule 3.8,
                   -------------------                          ------------
     other than (a) any lien in respect of current taxes not yet due and payable and (b) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company and which have arisen in the ordinary course of business and shall be removed within a reasonable period, the Company has good and marketable title to all properties and assets necessary to its business as presently conducted and as proposed to be conducted and to all of its properties and assets, free and clear of all mortgages, security interests, liens, restrictions or encumbrances. All machinery and equipment included in such properties which is necessary to the business of each of the Company and its Subsidiaries is in good condition and repair except for reasonable wear and tear, and all leases of real or personal property to which each of the Company and its Subsidiaries is a party are fully effective and afford the party thereto peaceful and undisturbed possession of the subject matter of the lease. To the best knowledge of the Company, neither it nor any Subsidiary is in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties that is likely to impede the normal operation of the business of the Company or any Subsidiary and the Company has not received any written notice of violation with which it has not complied.

              3.9  Tax Matters.  Except as set forth in Schedule 3.9, there are
                   -----------
     no federal, state, county or local taxes due and payable by the Company or any of its Subsidiaries, which have not been paid. There have been no examinations or audits of any tax returns or reports by any applicable federal, state or local governmental agency. The Company has duly filed all federal, state, county and local tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

              3.10  Contracts and Commitments.  Except for the contracts
                    -------------------------
     described in Schedule 3.10, copies of which have been made available to the
                  -------------
     counsel for the Investors, neither the Company nor any Subsidiary is a party to (a) any contract, obligation or commitment (other than the negotiations and preparation of the Transaction Documents) which involves by its terms a commitment in excess of $100,000 or (b) any agreements with any officer, director or affiliate of the Company, including employment contracts (including contracts with any common law employee, agent or independent contractor), management agreements, stock redemption or purchase agreements, financing agreements, distribution right agreements, royalty agreements, licenses under which the


                              Page 12 of 74 Pages

     Company is licensee or licensor, leases of real property or pension, profit-sharing, retirement or stock option plans.

              3.11  No Defaults.  Except as disclosed on Schedule 3.11 and
                    -----------                          -------------
     except for those which will not have a Material Adverse Effect, the Company is not in default (a) under its Articles of Incorporation or by-laws or any note, indenture, mortgage, lease, agreement, contract, purchase order or other instrument, document or agreement to which it is a party or by which it or any of its property is bound or affected or (b) with respect to any order, writ, injunction or decree of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. To the best knowledge of the Company, there does not exist any condition, event or act which after notice, lapse or time, or both, could constitute a default by the Company under any of the foregoing except for those which will not have a Material Adverse Effect. To the best knowledge of the Company, no third party is in default under any agreement, contract or other instrument, document or agreement to which the Company is a party or by which any of them or any of their property is affected, which default would have a Material Adverse Effect.

              3.12 The Company possesses sufficient right and authority to use all know-how, proprietary information, copyrights, trademarks, patent rights and other proprietary and intellectual properties necessary to the conduct of its business as presently conducted and as proposed to be conducted ("Intellectual Properties") without infringing the rights of others. The Company has taken reasonable and appropriate steps and precautions to protect and preserve the confidentiality of all trade secrets and confidential information of the Company or others entrusted to it including, without limitation, entering into appropriate confidentiality and nondisclosure agreements with all those employees and other parties with access to or knowledge of confidential or proprietary information relating to or included in the Intellectual Properties. The Company's operations do not infringe any copyright, trademark, service mark, trade name, patent, patent right or any other right of any person, whether registered or unregistered, nor do they involve the misappropriation of any trade secret of any person, except for such infringements or misappropriation as will not have a Material Adverse Effect. The Company has not received notice from any person alleging that such infringement or misappropriation has occurred or is continuing.

              3.13  No Governmental Consent or Approval Required.  Based in
                    --------------------------------------------
     part on the representations made by the Investors in Section 4, other than
     (a) federal or state securities law filings which have been made or which will be made in a timely manner and (b) the filing of the Certificate of Designation (which, as of the Initial Closing, will have been filed), no authorization, consent, approval or other order of, declaration to, or filing with, any governmental agency or body is required for or in connection with the valid and lawful authorization, execution and delivery by the Company of any of the Transaction Documents or the authorization, issuance, sale and delivery of the Securities.

              3.14  Litigation.  Except as disclosed on Schedule 3.14, there is
                    ----------
     not any action, suit, proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries which questions the


                              Page 13 of 74 Pages
     validity of any of the Transaction Documents or the right of the Company to enter into them or to consummate the transactions contemplated hereby or thereby, or which would have either individually or in the aggregate, a Material Adverse Effect or any change in the current equity ownership of the Company or any of its Subsidiaries, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending, or to the best knowledge of the Company and its Subsidiaries, threatened, involving the prior employment of any of the employees of the Company or any of its Subsidiaries, their use in connection with the business of the Company or any of its Subsidiaries of any information, creations or techniques allegedly proprietary to any of their former employers or other Persons or entities, or their obligations under any agreements with prior employers or other Persons or entities. Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any of their respective officers or directors is a party to, or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or governmental agency or instrumentality which would have a Material Adverse Effect. Except as disclosed on
     Schedule 3.14, there is no action, suit or proceeding by the Company or any of its Subsidiaries presently pending or which the Company or any of its Subsidiaries presently intends to initiate.

              3.15  Securities Laws.  The Common Stock is registered under
                    ---------------
     Section 12(g) of the 1934 Act and the Company is currently in compliance with, and, except as set forth in Schedule 3.15, at all times for the last
                                       -------------
     five (5) years has been, in compliance with the periodic reporting requirements and the rules and regulations of the 1934 Act and The Nasdaq National Market except for such failures to comply as will not have a Material Adverse Effect.

              3.16  Business.  Each of the Company and its Subsidiaries has all
                    ---------
     franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its present business. Neither the Company nor any of its Subsidiaries is in violation of any law, regulation, authorization or order of any public authority relevant to the ownership of its properties or the carrying on of its present business which in the aggregate would have a Material Adverse Effect.

              3.17  Brokerage.  There are no claims for brokerage commissions
                    ---------
     or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement made by or on behalf of the Company or any of its Subsidiaries, and the Company agrees to pay any such brokerage commissions, finder's fees or similar compensation and to indemnify and hold the Investors harmless against any damages incurred as a result of any such claim.

              3.18  Books and Records.  The minute books of each of the Company
                    -----------------
     and its Subsidiaries contain complete and accurate records of all meetings and other corporate actions of its stockholders, its Board of Directors and all committees, if any, appointed by its Board of Directors. The stock ledger of each of the Company and its Subsidiaries is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company or such Subsidiary, as the case may be. The books of account, ledgers, order books, records and documents of each of the Company


                              Page 14 of 74 Pages
     and its Subsidiaries accurately and completely reflect all material information relating to its business, the nature, acquisition, maintenance, location and collection of their respective assets and the nature of all transactions giving rise to its obligations and accounts receivable.

              3.19  Material Facts.  This Agreement, the Exhibits, the
                    --------------
     Schedules and each other agreement, document, certificate or written statement furnished, or to be furnished, to the Investors through each Subsequent Closing by or on behalf of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby inclusive of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 and the Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1996 do not, or will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances in which they were made not misleading.

          4.  Representations, Warranties and Certain Other Agreements of the
              ---------------------------------------------------------------
     Investors and RCM.
     ------------------

              4.1  Representations and Warranties of the Investors.  Each
                   -----------------------------------------------
     Investor severally and not jointly hereby represents and warrants that:

                   4.1.1.  Authorization.  Such Investor has full power and
                           -------------
     authority to execute, deliver and perform this Agreement and the Registration Rights Agreement and to acquire the Series A Preferred and Preferred Shares. Each of this Agreement and the Registration Rights Agreement constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms.

                   4.1.2.  Purchase Entirely for Own Account.  The Series A
                           ---------------------------------
     Preferred and Preferred Shares to be acquired by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. Such Investor has no present intention of selling, granting any participation in, or otherwise distributing the Series A Preferred and Preferred Shares acquired by such Investor. Such Investor does not have any contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person, with respect to any of the Series A Preferred and Preferred Shares to be acquired by such Investor.

                   4.1.3.  Restricted Securities.  Such Investor understands
                           ---------------------
     that the Series A Preferred and Preferred Shares to be acquired by such Investor have not been registered under the 1933 Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Series A Preferred and Preferred Shares to be acquired by such Investor must be held indefinitely. In the absence of an effective registration statement covering the Securities to be acquired by such Investor, such Investor will sell or transfer, or otherwise dispose of, the Securities to be acquired by


                              Page 15 of 74 Pages
     such Investor only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Registration Rights Agreement.

                   4.1.4  Formation. Such Investor represents that it was not
                          ---------
     organized for the purpose of making an investment in the Company.

                   4.1.5  Financial Condition.  Such Investor's financial
                          -------------------
     condition is such that it is able to bear the risk of holding the Series A Preferred and Preferred Shares to be acquired by such Investor for an indefinite period of time and can bear the loss of its entire investment in the Securities to be acquired by such Investor. Investor has substantial experience in evaluating and investing in private placement transactions of securities and companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. Renwick Alpha Fund, L.P. is an "accredited investor", as that term is defined in Rule 501 promulgated under the 1933 Act. Renwick Special Situations, L.P. does not, and as of the date of each Closing in which it participates will not, have more than 30 equity owners who are not "accredited investors."

                   4.1.6  Receipt of Information.  Such Investor has been
                          ----------------------
     furnished access to the business records of the Company and its Subsidiaries and such additional information and documents as such Investor has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Company and its Subsidiaries concerning the terms and conditions of this Agreement, the purchase of the Securities, the business, operations, market potential, capitalization, financial condition and prospects of the Company and its Subsidiaries, and all other matters deemed relevant to such Investor. Such Investor confirms that it has been furnished (i) the Company's Annual Report on Form 10-K with respect to the Company's fiscal year ending December 31, 1995, (ii) the Company's Quarterly Report on Form 10-Q with respect to the Company's fiscal quarter ending March 31, 1996, (iii) the proxy statement with respect to the Company's 1996 annual shareholders' meeting, (iv) a Current Report of the Company on Form 8-K dated May 1, 1996, and (v) a description of the Securities and the use of proceeds from the sale thereof.

                   4.1.7  Brokerage.  There are no claims for brokerage
                          ---------
     commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of such Investor, and such Investor agrees to indemnify and hold the Company and its Subsidiaries and other Investors harmless against any damages incurred as a result of any such claims.

              4.2  Representations and Warranties of RCM.  RCM represents and
                   -------------------------------------
     warrants that:

                   4.2.1.  Authorization.  RCM has full power and authority to
                           -------------
     execute, deliver and perform this Agreement, the Warrant Agreement and the Registration Rights Agreement and to acquire Warrants and Warrant Shares. Each of this Agreement, the Warrant and the Registration Rights Agreement constitutes the legal,


                              Page 16 of 74 Pages
     valid and binding obligation of such Investor, enforceable against RCM in accordance with its terms.

                   4.2.2.  Purchase Entirely for Own Account.  The Warrants and
                           ---------------------------------
     Warrant Shares to be acquired by RCM will be acquired for investment for RCM's own account, not as a nominee or agent and not with a view to the distribution of any part thereof. RCM has no present intention of selling, granting any participation in, or otherwise distributing the Warrants and Warrant Shares acquired by RCM other than to certain officers, employees or consultants to RCM. RCM does not have any contract, undertaking, agreement or arrangement with any Person to sell or transfer, or grant any participation to such Person or to any third Person, with respect to any of the Warrants and Warrant Shares to be acquired by RCM other than with respect to such limited number of officers or consultants of RCM.

                   4.2.3.  Restricted Securities.  RCM understands that the
                           ---------------------
     Warrants and Warrant Shares to be acquired by RCM may not be sold or transferred, or otherwise disposed of, without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrants and Warrant Shares to be acquired by RCM must be held indefinitely. In the absence of an effective registration statement covering the Warrants and Warrant Shares to be acquired by RCM, RCM will sell or transfer, or otherwise dispose of, the Warrants and Warrant Shares to be acquired by RCM only in a manner consistent with its representations and agreements set forth herein and the terms and conditions set forth in the Registration Rights Agreement.

                   4.2.4  Formation. RCM represents that it was not organized
                          ---------
     for the purpose of making an investment in the Company.

                   4.2.5  Financial Condition.  RCM's financial condition is
                          -------------------
     such that it is able to bear the risk of holding the Warrants and Warrant Shares to be acquired by RCM for an indefinite period of time and can bear the loss of its entire investment in the Warrants and Warrant Shares to be acquired by RCM. RCM has substantial experience in evaluating and investing in private placement transactions of securities and companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company. RCM is an "accredited investor", as that term is defined in Rule 501 promulgated under the 1933 Act.

                   4.2.6  Receipt of Information.  RCM has been furnished
                          ----------------------
     access to the business records of the Company and its Subsidiaries and such additional information and documents as RCM has requested and has been afforded an opportunity to ask questions of, and receive answers from, representatives of the Company and its Subsidiaries concerning the terms and conditions of this Agreement, the purchase of the Warrants and Warrant Shares, the business, operations, market potential, capitalization, financial condition and prospects of the Company and its Subsidiaries, and all other matters deemed relevant to RCM.


                              Page 17 of 74 Pages

                   4.2.7  Brokerage.  There are no claims for brokerage
                          ---------
     commissions or finder's fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of RCM, and RCM agrees to indemnify and hold the Company and its Subsidiaries and other Investors harmless against any damages incurred as a result of any such claims.

              4.3  Further Limitations on Disposition.  Each Investor and RCM
                   ----------------------------------
     further agree not to make any disposition of all or any portion of the Securities unless and until:

                   (a) there is in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement and all applicable state securities laws; or

                   (b) (i) such Investor or RCM shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition and
     (ii) such Investor or RCM shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the 1933 Act and that all requisite action has been or will, on a timely basis, be taken under any applicable state securities laws in connection with such disposition notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by any Investor or RCM(i) pursuant to Rule 144(k) promulgated under the 1933 Act, (ii) pursuant to Rule 144A promulgated under the 1933 Act or (iii) a transfer by an Investor or RCM to a partner, Subsidiary, shareholder, officer, employee or affiliate of such Investor, if, in the case of clauses (ii) and (iii) above, the transferee agrees in writing to be subject to the terms hereof to the same extent as if such transferee were an original Investor hereunder.

              4.4  Legends.  It is understood that the certificates evidencing
                   -------
     the Securities may bear substantially the following legends:

                   (a) THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND SUCH SECURITIES MAY NOT BE OFFERED FOR RESALE, SOLD, ASSIGNED OR OTHERWISE HYPOTHECATED FOR VALUE (INCLUDING BY ANY PLEDGEE) UNLESS (A) THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND THE SECURITIES LAWS OF ALL APPLICABLE STATES OF THE UNITED STATES, OR (B) THE SECURITIES ARE OFFERED AND SOLD IN COMPLIANCE WITH AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AND, AT THE OPTION OF THE COMPANY, THE HOLDER PROVIDES AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY TO SUCH EFFECT.


                              Page 18 of 74 Pages

                   (b) Any legend required by the Registration Rights Agreement or the laws of any applicable jurisdiction.

          5.   Conditions to the Investors' Obligations at Each Closing.  The
               --------------------------------------------------------
     obligations of the Investors under Section 2 to purchase the Series A Preferred to be acquired by the Investors at any Closing are subject to the fulfillment at or prior to such Closing of each of the following conditions (unless waived by the Investors in accordance with Section 11.5):

              5.1  Representations and Warranties.  The representations and
                   ------------------------------
     warranties of the Company contained in Section 3 shall be true and correct on and as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

              5.2  Performance.  The Company shall have performed and complied
                   -----------
     with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

              5.3  Compliance Certificate.  The Company shall deliver to the
                   ----------------------
     Investors at such Closing a certificate signed by the chief executive officer or general counsel of the Company certifying that the conditions specified in Sections 5.1, 5.2, 5.5, 5.6 and 5.8 have been fulfilled.

              5.4  Certificate of Designation.  The Company shall have filed
                   --------------------------
     with the Washington Secretary of State a certificate of designation to the Articles of Incorporation of the Company in the form of Exhibit B.
                                                             ---------

              5.5  Qualifications.  All authorizations, approvals, or permits,
                   --------------
     if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing.

              5.6  Proceedings and Documents.  All corporate and other
                   -------------------------
     proceedings in connection with the transaction contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors and to the special counsel for the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

              5.7  Opinion of Company Counsel.  The Investors shall have
                   --------------------------
     received from Heller, Ehrman, White & McAuliffe, counsel for the Company, an opinion dated as of the date of such Closing in substantially the form of Exhibit H.
        ---------

              5.8  Secretary's Certificate.  The Company shall have delivered
                   -----------------------
     to the Investors a certificate dated as of the date of such Closing and signed by the secretary of


                              Page 19 of 74 Pages
     the Company certifying: (a) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certification; (b) that attached thereto is a true and complete copy of all resolutions adopted by the Board of Directors of the Company authorizing the execution, delivery and performance of each of the Transaction Documents the issuance, sale and delivery of the Shares, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Documents; (c) that attached thereto is a true and complete copy of the Articles of Incorporation, as amended and in effect on the date of such certification, and (d) as to the incumbency and specimen signature of certain officers of the Company.

              5.9  Registration Rights Agreement.  The Company shall have
                   -----------------------------
     executed and delivered to the Investors the Registration Rights Agreement.

              5.10 Investment Banking Agreement.  The Company shall have
                   ----------------------------
     executed and delivered an Investment Banking Agreement substantially in the form as attached as Exhibit F.
                         ---------

              5.11 Warrant.  The Company shall have issued a Warrant
                   -------
     Certificate in the form included as Exhibit E hereto to purchase such number of shares of Common Stock as shall equal one share of Common Stock for every $10 invested by the Investors in Series A Preferred at the Closing.

          6.  Conditions of the Company's Obligations at Each Closing.  The
              -------------------------------------------------------
     obligations of the Company under Section 2 to sell Securities at any Closing are subject only to the fulfillment at or prior to such Closing of each of the following conditions (unless waived by the Company).

              6.1  Representations and Warranties.  The representations and
                   ------------------------------
     warranties of the Investors and RCM contained in Section 4 shall be true and correct as of the date of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

              6.2  Payment of Purchase Price.  The Investors shall have
                   -------------------------
     delivered payment of the aggregate purchase price of the Securities to be acquired at such Closing as set forth in Section 2.2.

              6.3  Qualifications.  All authorizations, approvals, or permits,
                   --------------
     if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities to the Investors pursuant to this Agreement shall have been duly obtained and shall be effective on and as of such Closing other than those which are not required to be obtained before such Closing.

              6.4  Proceedings and Documents.  All corporate and other
                   -------------------------
     proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company


                              Page 20 of 74 Pages
     and to counsel for the Company, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

               6.5  Registration Rights Agreement.  The Investors shall have
                    -----------------------------
     executed and delivered to the Company the Registration Rights Agreement.

               6.6  Investment Representations.  The individual equity owners of
                    --------------------------
     Renwick Special Situations, L.P. who elect to participate in the purchase by that fund of Series A Preferred shall have provided written investment representations to the Company consistent with those set forth in Section
     4.1 and otherwise in form acceptable to the Company.

          7.   Affirmative Covenants of the Company and its Subsidiaries.
               ---------------------------------------------------------

               7.1  Financial and Other Information.
                    -------------------------------

                    7.1.1.    Annual Financial Statements.  The Company will
                              ---------------------------
     deliver to each Investor holding at least 250,000 shares of Series A Preferred or Preferred Shares:

                              (a) within 90 days after the end of each fiscal
     year, a copy of the audited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal year and the audited consolidated and consolidating statements or income and of cash flows of the Company and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and certified in an audit report by independent public accountants of national standing selected by the Board of Directors of the Company which may include Moss Adams; and

                              (b) copies of all financial statements and reports
     which the Company or any of its Subsidiaries shall send to its stockholders generally or file with the Securities and Exchange Commission or any stock exchange on which any securities of the Company or any of its Subsidiaries may be listed.

                    7.1.2.    Quarterly Financial Statements.  The Company will
                              ------------------------------
     deliver to each Investor, within 45 days after the end of each of the first three quarters of each fiscal year, (a) a copy of the unaudited consolidated and consolidating balance sheets of the Company and its Subsidiaries as at the end of such fiscal quarter and the unaudited consolidated and consolidating statements of income and of cash flows of the Company and its Subsidiaries for such fiscal quarter and for the portion of the fiscal year ending on the last day of such fiscal quarter, each of the foregoing balance sheets and statements (i) to set forth in the comparative form the corresponding figures for the same period of the prior fiscal year, (ii) to be in reasonable detail, (iii) to be prepared in accordance with generally accepted accounting principles, consistently applied, except that such financial statements may be subject to normal year-end audit adjustments and may not contain all footnotes required under generally accepted accounting principles, and (iv) to be certified, subject to normal year-end audit adjustments, by the principal

                              Page 21 of 74 Pages
     financial officer of the Company as true and accurate in all material respects as of the date thereof.

                    7.1.3.    Other Information.  The Company will also
                              -----------------
     furnish to each Investor with reasonable promptness such other information and data with respect to the Company or any of its Subsidiaries as such Investor may from time to time reasonably request.

                    7.1.4     Directors and Officers Insurance.  The Company
                              ---------------------------------
     shall maintain insurance reasonably acceptable in form to the Investors covering liability of directors and officers of the Company which shall include the nominees of the Investors as beneficiaries for as long as the Investors have the right to nominate directors to the Board of the Company.

               7.2  Confidentiality.  Each Investor covenants and agrees that
                    ---------------
     such Investor and any Person controlled by such Investor receiving information under Section 7.1 shall maintain the confidentiality of all financial, confidential and proprietary information of the Company and any of its Subsidiaries acquired by such Person in receiving such information and exercising any rights. Notwithstanding the preceding sentence, each Investor or Person controlled by such Investor may (a) disclose such information when required by a subpoena or other process, provided that such Investor or Person first gives the Company advance notice of such disclosure as soon as practicable; (b) disclose such information to the extent necessary to enforce this Agreement and the transactions contemplated hereby; (c) disclose such information to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, provided that the requirements of this Section 7.2 shall in turn be binding on any such attorney, accountant, consultant or other professional; and (d) disclose such information as may be required by any prospective purchaser of any Securities from such Investor. Each Investor may also disclose such information to any Subsidiary, affiliate, partner or shareholder who shall first agree in writing to be bound by the provisions of this Section 7.2.

               7.3  Change in Nature of Business.  Neither the Company nor any
                    ----------------------------
     of its Subsidiaries shall make any material change in the nature of its business as carried on at the date hereof or as contemplated in written materials delivered to the Investors prior to the date hereof.

               7.4  Payment of Expenses.  The Company shall pay at each Closing
                    -------------------
     all reasonable expenses of the Investors (including all out-of-pocket expenses and the reasonable fees and disbursements of special counsel for the Investors) not to exceed an aggregate of $50,000, incurred through the date of such Closing in connection with the discussion, evaluation, negotiation and documentation of the transactions contemplated by the Transaction Documents and all amendments, waivers, consents and other operations thereunder.


                              Page 22 of 74 Pages

               7.5  Termination of Covenants.  The covenants set forth in this
                    ------------------------
     Section 7 shall terminate and be of no further force or effect on the earlier of (i) the fifth anniversary of the initial Closing hereunder or
     (ii) such time as no Investor continues to own shares of Series A Preferred Stock or Warrants convertible into or exercisable for an aggregate of 50,000 shares of Common Stock.

          8.   Notices.  Any notice required to be given pursuant to this
               -------
     Agreement shall be given in writing. Any notice, consent, approval, demand and other communication in connection with this Agreement shall be deemed to be given if given in writing (including facsimile, telecopy or similar transmission) addressed as provided below (or to the addressee at such other address as the addressee shall have specified by notice actually received by the addressor), and if either (a) actually delivered in fully legible form to such address (evidenced in the case of a telecopy by receipt of a telecopy transmission confirmation) or (b) in the case of a letter, five days shall have elapsed after the same shall have been deposited in the United States mails (i) with first-class postage prepaid and registered or certified, with return receipt requested, or (ii) with express delivery postage prepaid, with receipt required for delivery.

          If to the Company, to it at 20121-48th Avenue West, Lynnwood, Washington 98036.

          If to any Investor, or RCM, to it at its address set forth on Exhibit
                                                                        -------
     A, with a copy to Crummy, Del Deo, Dolan, Griffinger & Vecchione, a
     -
     Professional Corporation, One Riverfront Plaza, Newark, New Jersey 07102-5497, Telecopy: (201) 596-0545 to the attention of Jeffrey A. Baumel, Esq.

          9.   Survival of Covenants; Assignability of Rights.  All covenants,
               ----------------------------------------------
     agreements, representations and warranties of the Company made in this Agreement (including the Exhibits and Schedules), the other Transaction Documents and any other written information delivered or furnished to any Investor in connection herewith or therewith:

               (a) shall be deemed material and to have been relied upon by such Investor; and

               (b) except as provided otherwise in this Agreement:

                    (i)    shall survive the delivery of the Shares;

                    (ii) shall bind each of the Company and its successors and assigns (whether so expressed or not); and

                    (iii) shall inure to the benefit of each of the Investors and their respective successors and assigns and each transferee of any Shares (whether so expressed or not), but only if such transferee is (A) an affiliate, partner or stockholder of such Investor or transferee or an account managed or advised by the manager or advisor of such Investor or transferee or (B) a transferee or assignee of at least 50,000 Shares, as


                              Page 23 of 74 Pages
     adjusted for any stock split, stock dividend or other recapitalization, provided in any event that the Company is given written notice at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and provided, further, that the transferee or assignee agrees in writing to abide by and assume each and every duty and obligation of an Investor pursuant to this Agreement.

          10.  Parties in Interest.  All covenants, agreements, representations,
               -------------------
     warranties and undertakings in this Agreement made by and on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto (whether so expressed or not).

          11.  Course of Dealing; Amendments, Waivers and Consents.  No course
               ---------------------------------------------------
     of dealing between any Investor, on one hand, and the Company, on the other hand, shall operate as a waiver of any Investor's rights under this Agreement or any other Transaction Document. The Company acknowledges that if any Investor, without being required to do so by this Agreement or any other Transaction Document, gives any notice of information to, or obtains any consent from, the Company, the Investors shall not by implication have amended, waived or modified any provision of this Agreement or any other Transaction Document, or created any duty to give any such notice or information or to obtain such consent on any future occasion. No delay or omission on the part of any Investor in exercising any right under this Agreement or any other Transaction Document shall operate as a waiver of such right or any other right hereunder or thereunder. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion. No amendment, waiver or consent with respect to this Agreement shall be binding unless it is in writing and signed by each of the Company and the holders of a majority of the aggregate shares of Series A Preferred and or the Shares into which such Series A Preferred have been converted. Any amendment or waiver effected in accordance with this Section 11 shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible or exercisable), each future holder of any of such securities and the Company.

          12.  General.  All Exhibits and Schedules are hereby incorporated by
               -------
     reference and made a part of this Agreement. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation hereof. This Agreement and the other Transaction Documents constitute the entire understanding of the parties with respect to the subject matter hereof and supersede any and all prior understandings and agreements, whether written or oral, with respect to such subject matter. This Agreement may be executed in counterparts, which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of New York.


                              Page 24 of 74 Pages

          IN WITNESS WHEREOF, each of the undersigned has caused this Stock Purchase Agreement to be executed by a duly authorized officer as an agreement under seal as of the date first above written.

                                    COMPANY

                                    CARVER CORPORATION



     [Corporate Seal]               By: /s/ Stephen M. Williams
                                       ------------------------
                                    Title:  President
     Attest:


     ------------------------
     Title:
                                    INVESTORS

                                    RENWICK SPECIAL SITUATIONS,
                                    L.P.



                                    By: /s/ Raj K. Bhatia
                                       ------------------
                                    Title:  General Partner


                                    RENWICK ALPHA FUND, L.P.



                                    By: /s/ Raj K. Bhatia
                                       ------------------
                                    Title:  General Partner

                                    RCM

                                    RENWICK CAPITAL MANAGEMENT,
                                    INC.


                                    By: /s/ Raj K. Bhatia
                                       ------------------
                                    Title:  Co-President



                              Page 25 of 74 Pages

                               EXHIBITS/SCHEDULES

     Exhibits
     --------
     A      -Investors

     B      -Certificate of Designation

     C      -Registration Rights Agreement

     D      -Intentionally Omitted

     E      -Warrant Agreement

     F      -Investment Banking Agreement

     G      -Financial Statements

     H      -Opinion of Company Counsel

     Schedules
     ---------

     3.1    -Organization and Corporate Power

     3.3    -Capitalization

     3.6    -Absence of Certain Developments

     3.7    -Legal Compliance

     3.8    -Properties

     3.9    -Tax Matters

     3.10   -Contracts

     3.11   -Defaults

     3.12   -Intellectual Property

     3.14   -Litigation

     3.15   -Securities Laws Compliance

                              Page 26 of 74 Pages

                                   EXHIBIT A


     Investor
     Address
     Purchase Price
     No. of Shares
     -------------

     Closing I

     Renwick Alpha Fund, L.P.
     900 Third Avenue, 27th Floor
     New York, NY 10022
     $1,000,000
     470,588

     Closing II

     Renwick Special Situations Fund, L.P.
     900 Third Avenue, 27th Floor
     New York, NY 10022
     $1,000,000
     470,588

     Closing III

     Renwick Special Situations Fund, L.P.
     900 Third Avenue, 27th Floor
     New York, NY 10022
     $1,000,000
     470,588

                              Page 27 of 74 Pages

                                   EXHIBIT B

                           Certificate of Designation



                                See Exhibit 4.3
                                    to this
                                 Current Report
                                  on Form 8-K

                              Page 28 of 74 Pages

                                   EXHIBIT C

                         Registration Rights Agreement



                                See Exhibit 4.2
                                    to this
                                 Current Report
                                  on Form 8-K

                              Page 29 of 74 Pages

                                   EXHIBIT E


                               Warrant Agreement



                                See Exhibit 4.1
                                    to this
                                 Current Report
                                  on Form 8-K


                              Page 30 of 74 Pages

                                   EXHIBIT F


                              CONSULTING AGREEMENT

     June 12, 1996

     Carver Corporation
     20121 48th Avenue West
     Lynnwood, Washington 98036

     Attention:  Stephen Williams, President

     Dear Mr. Williams:

          This will confirm the arrangements, terms and conditions pursuant to which Renwick Capital Management, Inc. (the "Consultant"), has been retained to serve as a financial consultant and advisor to Carver Corporation, a Washington corporation (the "Company"), on a non-exclusive basis for a period of three (3) years commencing on June 12, 1996. The undersigned hereby agrees to the following terms and conditions:

          1.   Duties of Consultant.  Consultant shall, at the request of the
               --------------------
     Company, upon reasonable notice, render the following services to the Company from time to time:

          (a) Consulting Services.  Consultant will provide such financial
              -------------------
     consulting services and advice pertaining to the Company's business affairs as the Company may from time to time reasonably request. Without limiting the generality of the foregoing, Consultant will assist the Company in developing, studying and evaluating financing and merger and acquisition proposals based upon documentary information provided to the Consultant by the Company.

          (b) Financing.  Consultant will assist and represent the Company in
              ---------
     obtaining both short and long-term financing. The Consultant will be entitled to additional compensation under certain circumstances in accordance with the terms set forth in Section 3 hereof.

          (c) Wall Street Liaison.  Consultant will, when appropriate, arrange
              -------------------
     meetings between representatives of the Company and individuals and financial institutions in the investment community, such as security analysts, portfolio managers and market makers.

          (d) Consultant will provide counsel with respect to initiating or conducting discussions and negotiations with potential acquirers and, if requested by the Company, participate in such discussions and negotiations. Consultant will also provide advice with respect to the pricing, structure and form of any such transaction. If requested, for an additional reasonable fee to be agreed upon by the Consultant and the Company,


                              Page 31 of 74 Pages

     Consultant will assist the Company in preparing a descriptive memorandum which shall be made available or used in discussions with prospective investors, lenders or acquirers.

          (e) Fairness Opinion.  If requested in connection with a transaction
              -------------------
     pursuant to which we are entitled to receive the completion fee provided for in Section 3 below, we will render an opinion as to the fairness from a financial point of view to the Company and its shareholders of the consideration to be received by the Company and/or its shareholders in connection with such transaction. If, for any reason, a transaction is not consummated and the fee provided for below is not paid, the Company will reimburse the Consultant for its services rendered on the basis of the amount of time devoted to preparing the opinion or the draft thereof, at a reasonable hourly rate to be agreed upon by the Consultant and the Company.

          In addition to the foregoing services, Consultant will render such additional services as may be requested by the Company and determined to be reasonable by the Consultant. The services described in this Section 1 shall be rendered by Consultant at such time and place and in such manner (whether by conference, telephone, letter or otherwise) as Consultant may reasonably determine.

          2.   Compensation.  As compensation for Consultant's services
               ------------
     hereunder, the Company shall pay to Consultant a monthly fee of $4,167.

          3.   Additional Compensation in Certain Circumstances.  In addition to
               ------------------------------------------------
     the financial consulting services described in Section 1 above, Consultant may introduce the Company to persons, whether individuals or entities, that may be suitable candidates for providing the Company with debt or equity financing or that may be suitable candidates to purchase substantially all of the stock or assets of the Company, merge with the Company, or enter into a joint venture or other transaction with the Company. If, at any time up until the first anniversary of the date hereof, the Company enters into an agreement with any such persons or their affiliates, pursuant to which the Company obtains debt or equity financing or pursuant to which substantially all of the Company's stock or assets is purchased or the Company is merged with or into another entity the Company will pay to Consultant, in accordance with the formula set forth below, additional compensation based on the aggregate of all proceeds received by the Company (the "Consideration") in such transaction (the "Transaction"), provided, however, that no such compensation shall be payable in connection with Transactions with any of the parties listed on Attachment A.

          The additional compensation to be paid will be paid upon the closing of the Transaction, by certified check, in the following amounts:

          a) 2% of the first $8,000,000 of the consideration paid in the Transaction;

          b) 3% of the consideration in excess of $8,000,000 and up to $11,000,000;

          c) 3.25% of the consideration in excess of $11,000,000 and up to 12,000,000


                              Page 32 of 74 Pages

          d) 3.50% of the consideration in excess of 12,000,000 and up to $13,000,000;

          e) 4.00% of the consideration in excess of $13,000,000 and up to $14,000,000; and

          f)   5.00% of the consideration in excess of $14,000,000.

          4.   Available Time.  Consultant shall make available such time as it,
               --------------
     in its sole discretion, shall deem appropriate for the performance of its obligations under this agreement.

          5.   Relationship.  Nothing herein shall constitute Consultant as an
               ------------
     employee or agent of the Company, except to such extent as might hereinafter be agreed upon for a particular purpose. Except as might hereinafter be expressly agreed, Consultant shall not have the authority to obligate or commit the Company in any manner whatsoever.

          6.   Confidentiality.  Except in the course of the performance of its
               ---------------
     duties hereunder, Consultant agrees that it shall not disclose any trade secrets, know-how, or other proprietary information not in the public domain learned as a result of this Agreement unless and until such information becomes generally known.

          7.   Assignment.  This Agreement shall not be assignable by any party
               ----------
     except to successors to all or substantially all of the business of either party for any reason whatsoever without the prior written consent of the other party, which consent may be arbitrarily withheld by the party whose consent is required.

          8.   Governing Law.  This Agreement shall be deemed to be a contract
               -------------
     made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State.

                                      Very truly yours,

                                      RENWICK CAPITAL MANAGEMENT, INC.


                                      By: /s/ Raj K. Bhalia
                                         ------------------------------
                                      Name:  Raj K. Bhalia
                                      Title:  Co-President
     AGREED AND ACCEPTED:
     CARVER CORPORATION


     By: /s/ Stephen M. Williams
        --------------------------------
     Name:  Stephen M. Williams
     Title:  President


                              Page 33 of 74 Pages

                                   EXHIBIT G
                             FINANCIAL STATEMENTS

Financial statements attached as Exhibit G to the Stock Purchase Agreement consist of (i) the Company's audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 included in the Company's Annual Report on Form 10-K with respect to the Company's fiscal year ending December 31, 1995 previously filed with the U.S. Securities and Exchange Commission; and (ii) the Company's unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the three months ended March 31, 1996 included in the Company's Quarterly Report on Form 10-Q with respect to the Company's fiscal quarter ending March 31, 1996 previously filed with the U.S. Securities and Exchange Commission.


                              Page 34 of 74 Pages